UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-56065	33-4429767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Piping Rock Road Locust Valley, New York	11560
(Address of Principal Executive Offices)	(Zip Code)

(516) 384-2577

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 3.02 Unregistered Sale of Equity Securities

On December 4, 2025, Two Hands Corporation (the “Company”) issued 200,000,000 shares of its common stock, par value $0.0001 per share (the “Shares”), to the Company’s former Chief Executive Officer pursuant to a previously disclosed settlement agreement (the “Settlement Agreement”).

As previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, filed on November 14, 2025, the Settlement Agreement provided for the issuance of an aggregate of 500,000,000 shares of the Company’s common stock in full satisfaction of $1,836,000 of outstanding indebtedness owed under a promissory note. Of such shares, 300,000,000 shares were issued prior to the filing of the Form 10-Q and were disclosed in the subsequent events section of that report. The issuance of the remaining 200,000,000 shares on December 4, 2025 represents the final issuance under the Settlement Agreement.

The Shares were issued in a private transaction in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The recipient represented that he is an accredited investor and acquired the Shares for investment purposes only and not with a view to distribution. The Shares have not been registered under the Securities Act or any state securities laws and were issued with appropriate restrictive legends.

No underwriting discounts or commissions were paid in connection with the issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HANDS CORPORATION

Dated: December 18, 2025	By:	/s/ Emil Assentato
Emil Assentato
Chief Executive Officer

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